EXHIBIT 99
                               EXHIBIT INDEX

A. Copies of exhibits listed below are submitted with this Annual Report on Form 10-K, immediately following this index.

   4.15 Release of Vessel from Lien of Mortgage, dated May 19, 1995, by Wilmington Trust Company, as Trustee.

   4.26 Subsidiary Pledge Agreement, dated December 21, 1995, between Global Marine International Services Corporation and Wilmington Trust Company, as Trustee.

   10.2 Amendment No. 1, dated February 26, 1996, to Credit Agreement among Global Marine Inc., Global Marine Drilling Company, Global Marine Australia Inc., Global Marine Baltic Inc., Global Marine Deepwater Drilling Inc. and Societe Generale, New York Branch.

   10.18 Form of Incentive Stock Sale Agreement dated February 20, 1996, between the Company and two executive officers, respectively.

   10.21 Form of Performance Stock Memorandum dated February 20, 1996, regarding conditional opportunity to acquire Company stock granted to six executive officers, respectively.

   10.24 Global Marine Executive Deferred Compensation Trust as established effective January 1, 1995.

   10.28  Resolutions dated August 3, 1994 regarding Directors' Compensation.

   10.33  Global Marine Inc. 1996 Management Incentive Award Plan.

   11.1   Computation of Earnings Per Common Share.

   21.1   List of Subsidiaries.

   23.1   Consent of Coopers & Lybrand L.L.P., Independent Accountants.

   23.2 Consent of Independent Petroleum Engineers (Ryder Scott Company Petroleum Engineers).

   27.1 Financial Data Schedule. (Exhibit 27.1 is being submitted as an exhibit only in the electronic format of this Annual Report on Form 10-K being submitted to the Securities and Exchange Commission.
          Exhibit 27.1 shall not be deemed filed for purposes of Section 11 of the Securities Act of 1933, Section 18 of the Securities Exchange Act of 1934 or Section 323 of the Trust Indenture Act, or otherwise be subject to the liabilities of such sections, nor shall it be deemed a part of any registration statement to which it relates.)

   99.1   Report of Independent Petroleum Engineers dated February 8, 1996.

B. All other exhibits listed in Item 14(a)(3) are incorporated by reference in this Annual Report on Form 10-K, as stated in Item 14(a)(3). Descriptions of these exhibits are incorporated herein by this reference to
    Item 14(a)(3) of this Report.